EXHIBIT 10.34



                            COOPERATIVE REFINING, LLC


                       LIMITED LIABILITY COMPANY AGREEMENT


                                SEPTEMBER 1, 1999




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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            COOPERATIVE REFINING, LLC


                  THIS LIMITED LIABILITY COMPANY AGREEMENT made and entered into as of this 1st day of September, 1999, by and between the persons named on Schedule A attached hereto (hereinafter, such persons are referred to collectively as the "Members" and individually as a "Member");

                  WITNESSETH THAT:

                  WHEREAS, the undersigned have caused the formation of Cooperative Refining, LLC, a Delaware limited liability company (the "Company"), of which the undersigned constitute all of the initial Members; and

                  WHEREAS, the undersigned have received and approved the business plan of the Company;

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members agree as follows:

                                   ARTICLE I.
                                     GENERAL

                  The parties hereto hereby agree that this Agreement constitutes the "limited liability company agreement" of the Company within the meaning of Section 18-101(7) of the Delaware Limited Liability Company Act, as amended (the "Act"), and hereby adopt, approve and ratify the execution and filing in the office of the Secretary of State of the State of Delaware of the certificate of formation of the Company by Theodore D. Herzog, an individual resident of the State of Minnesota, on August 6, 1999 (the "Certificate of Formation") in the form attached hereto as Exhibit 1 and acknowledge, approve and ratify his designation as an "authorized person" of the Company in the Certificate of Formation as contemplated by Section 18-201(a) of the Act. The parties agree that the Agreement shall be effective as of the date hereof and that they shall comply with the provisions and requirements of the Act and that the Act shall govern the rights, duties and obligations of the Members, except as otherwise expressly stated herein.

                  SECTION 1.1. NAME. The name of the Company shall be and the business shall be conducted under the name of "Cooperative Refining, LLC."

                  SECTION 1.2. PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Company shall be 1391 Iron Horse Road, P.O. Box 1404, McPherson,


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Kansas 67460 or such other place as the Board of Managers may from time to time determine (the "Principal Office").

                  SECTION 1.3. NAMES AND ADDRESSES OF MEMBERS. The names and addresses of the Members are as set forth in Schedule A.

                  SECTION 1.4. TERM OF EXISTENCE. The Company shall be formed as of the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its term of existence shall be perpetual, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement or the Refinery Agreement.

                  SECTION 1.5. AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process is, until changed by the Board of Managers, The Corporate Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  SECTION 1.6. DUTIES OF MEMBERS. The only duties of the Members to the Company or to each other in respect of the Company shall be those expressly set forth in this Agreement, and there shall be no other express or implied duties of the Members to the Company or to each other in respect of the Company.

                  SECTION 1.7. DUTIES OF MANAGERS. Each Manager shall owe duties of care and loyalty to the Company and the Members equivalent to those duties owed by a director of a Delaware corporation to the corporation and its stockholders. A Manager shall not be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Manager except
(a) for any breach of the Manager's duty of loyalty to the Company or the Members; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which such Manager derived an improper personal benefit. Notwithstanding the foregoing, each Manager shall have the right to take action in a manner such Manager believes to be in the best interest of the entity by whom such Manager was designated in accordance with Section 6.3.

                                   ARTICLE II.
                                   DEFINITIONS

                  Unless the context otherwise specifies or requires, the terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified.

                  "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal


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Year, after giving effect to the following adjustments: (i) credit to such
Capital Account any amounts which such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items describe in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5)
and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

                  "Agreement" means this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

                  "Approval Date" is defined in Section 5.2.

                  "Assets" shall have the meaning assigned to such term in the Refinery Agreement.

                  "Board of Managers" means the Board of Managers of the Company established pursuant to Article VI.

                  "Capital Account" is defined in Section 11.7 below.

                  "Capital Contribution" means the amount of money or the fair market value of any property (as agreed by the Members as of the date of contribution) contributed to the Company by any Member or such Member's predecessor in interest.

                  "CHS" means Cenex Harvest States Cooperatives, a cooperative corporation organized under the laws of Minnesota.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Any reference in this Agreement to a Section of the Code or the Treasury Regulations shall be considered also to include any subsequent amendment or replacement of that Section.

                  "Company" means Cooperative Refining, LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate of Formation in Delaware.

                  "Deadlock" is defined in Section 6.19.

                  "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning


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adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

                  "Farmland" means Farmland Industries, Inc., a cooperative corporation organized under the laws of Kansas.

                  "Fiscal Year" means the 12-month accounting period of the Company ending on August 31 of each year, or such other date as the Board of Managers may determine from time to time.

                   "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the other Member;

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as determined by the Members, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED HOWEVER, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Board of Managers by vote of a Manager Supermajority determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value (taking into account Section 7701(g) of the Code) of such asset on the date of distribution as determined by the distributee and the other Member; and

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent the Members determine that an adjustment pursuant to




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         paragraph (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii), or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing income, gains, profits and losses of the Company.

                  "Growmark" means Growmark, Inc., a Delaware corporation.

                  "Indemnitee" is defined in Section 8.1.

                  "Manager" is defined in Section 6.3.

                  "Manager Supermajority" means 5/6 of the total number of Managers specified in Section 6.3; provided, however, that if any Manager is disqualified from voting according to the terms of this Agreement, "Manager Supermajority" shall mean a unanimous vote of all Managers not so disqualified.

                  "Membership Interest" means the entire ownership interest of a Member in the Company at any particular time, including, without limitation, the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under law, together with the obligations of such Member to comply with all of the terms and provisions set forth in this Agreement and under law.

                  "Members" means the Persons executing this Agreement and the Persons that are hereafter admitted to the Company and designated as Members in accordance with this Agreement until such Persons shall cease to be members of the Company pursuant to this Agreement.

                  "MFA" means MFA Oil Company, a Missouri farm marketing cooperative association.

                  "NCRA" means National Cooperative Refinery Association, a cooperative marketing association organized under the laws of Kansas.

                  "Named Officer" is defined in Section 7.1.

                  "Net Cash Flow" means the gross cash proceeds from Company operations (including sales and dispositions of property), including, dividends, interest and royalties, if any, less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, replacements, and contingencies, all as determined by the Board of Managers by vote of a Manager Supermajority.


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                  "Person" means any natural person, cooperative association, cooperative marketing association, corporation, limited liability company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

                  "Personnel Lease Agreement" means that certain Personnel Lease Agreement of even date herewith by and among NCRA, Farmland and the Company, as amended or supplanted from time to time.

                  "Principal Office" is defined in Section 1.2.

                  "Profits" or "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the adjustments indicated in the Tax Matters Exhibit or otherwise specifically allocated under Article XII hereof.

                  "Refinery Agreement" means that certain Refinery Operating and Product Output Purchase Agreement of even date herewith by and among NCRA, Farmland and the Company, as amended or supplemented from time to time.

                  "Regulatory Allocation" is defined in Section 12.3.

                  "Reorganization" means (x) any consolidation or merger of the Company with or into any other Person, whether or not the Company is the surviving entity, (y) any exchange or other transaction pursuant to which outstanding Units are converted into other securities, property or money or (z) any sale, transfer or other disposition of all or substantially all of the Company's assets in a single transaction or a series of related transactions. A dissolution or liquidation of the Company pursuant to Article XIV will not constitute a "Reorganization" within the meaning of this Agreement.

                  "Securities Act" is defined in Section 16.1.

                  "Successor" is defined in Section 6.3.

                  "Tax Matters Exhibit" means Exhibit 2 to this Agreement.

                  "Tax Matters Partner" or "TMP" shall mean NCRA.



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                  "Transfer" means the sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, exchange or other disposition of any part or all of a Member's Membership Interest, whether or not for value and whether voluntarily, by operation of law or otherwise.

                  "Transferee" is defined in Section 9.2.

                  "Treasury Regulations" or "Treas. Reg." refers to the regulations promulgated by the United States Treasury Department under the Code.

                  "Unit" means an ownership interest of a Member or a Transferee in the Company representing a fractional part of the ownership interests of all Members and Transferees.

                                  ARTICLE III.
                      PURPOSE AND CHARACTER OF THE BUSINESS

                  The purpose and character of the business of the Company shall be the management and operation of the Assets and any lawful business or activity ancillary thereto permitted under the Act and approved by the Board of Managers.

                                   ARTICLE IV.
                                     MEMBERS

                  The Members shall have no voting rights under this Agreement, and instead all voting rights shall be vested in the Board of Managers. Members shall have the power and authority, as set out in the terms of Section 11.3 of this Agreement, to require the Members to contribute to the capital of the Company upon the unanimous agreement of the Members.

                                   ARTICLE V.
                        NEW MEMBERS; UNITS; CERTIFICATES

                  SECTION 5.1. ADMISSION OF NEW MEMBERS; UNITS. The Managers by vote of a Manager Supermajority may from time to time admit additional Members to the Company upon the issuance of new Units pursuant to Section 5.2 or upon a transfer in compliance with Section 9.2. All Members shall be required to have an interest in the Company represented by one or more Units. Unless otherwise authorized by vote of a Manager Supermajority in accordance with this Article V, all Units shall be of one class and series and with equal rights and preferences in all matters, and the Profits and Losses, and distributions of cash or other assets, of the Company shall be allocated among the Members of the Company in proportion to the number of Units held by the Members except as otherwise provided herein. The Managers, by amendment to this Agreement as provided in
Article XV of this Agreement, (i) may fix the relative rights and preferences of different classes and series of the Units and (ii) may authorize the issuance of securities convertible into, or exchangeable for, and options, warrants and rights to purchase Units.


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                  SECTION 5.2. ISSUANCE OF UNITS. The Company shall have the authority to issue 100,000 Units. The Company shall initially issue a total of 100,000 Units to NCRA and Farmland according to the terms set forth in Schedule A and in Section 11.1. The Managers by vote of a Manager Supermajority may issue additional Units from time to time to existing or new Members. Units may be issued for any consideration, including, without limitation, cash or other property, tangible or intangible, received or to be received by the Company or services rendered or to be rendered to the Company. At the time of authorization of the issuance of additional Units, the Managers shall state, by resolution, their determination of the fair value to the Company in monetary terms of any consideration other than cash for which Units are to be issued.

         Unless otherwise determined by a vote of a Manager Supermajority, in the event the Company proposes to issue and subsequently issues additional Units, securities convertible into or exchangeable for Units or options, warrants and rights to purchase Units, then each of the Members as of the date on which the Board of Manager approved such issuance (the "Approval Date") shall have the preemptive right to subscribe for and purchase at the same issue price fixed therefor by the Board of Managers that number of Units or other securities that bears the same proportion to the total amount of Units or other securities proposed to be issued as the number of Units held by such Member on the Approval Date bears to the total number of Units outstanding on the Approval Date. Upon any proposed issuance of additional Units or other securities, the Board of Managers shall give notice of the proposed issuance and the issue price fixed therefor to all Members, and the Members shall have thirty (30) days from the date of such notice to exercise the preemptive rights granted to the Members pursuant to this Section 5.2. In the event that a portion of the Units or other securities with respect to which the Members have preemptive rights pursuant to this Section 5.2 remain unsubscribed after thirty (30) days, then each of the Members that fully exercised their preemptive rights with respect to the additional Units or other securities pursuant to this Section 5.2 shall have the right for a period of 10 days thereafter to subscribe for and purchase at the issue price therefor that number of additional Units or other securities that bears the same proportion to the total amount of Units or other securities that remained unsubscribed as the number of Units held by such Member on the Approval Date bears to the total number of Units held on the Approval Date by Members that fully exercised their preemptive rights with respect to the additional Units or other securities pursuant to this Section 5.2. Any Units or other securities remaining unsubscribed after such 10 day period may be sold by the Company at a purchase price that is not less than the issue price fixed by the Board of Managers.

                  SECTION 5.3. NO CERTIFICATES FOR UNITS. The Units of the Company shall not be certificated Units unless otherwise determined by the Board of Managers.


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                                   ARTICLE VI.
                  MANAGEMENT AND OPERATION OF COMPANY BUSINESS

                  SECTION 6.1. AUTHORITY OF THE MEMBERS. Except as otherwise expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or to bind any other Member or the Company.

                  SECTION 6.2. BOARD OF MANAGERS. The business and affairs of the Company shall be managed by or under the authority of the Board of Managers, except as otherwise required by the Act or this Agreement.

                  SECTION 6.3. NUMBER, QUALIFICATION; TERM OF OFFICE; VOTE. The number of members of the Board of Managers shall be six (each a "Manager"). The Managers shall be designated from time to time as follows: two Managers shall be designated by Farmland, two Managers shall be designated by CHS, one Manager shall be designated by Growmark, and one Manager shall be designated by MFA. Each of the Managers shall hold office until such Manager's successor has been designated by the entity by whom such Manager was designated, or until the earlier death, resignation, removal or disqualification of such Manager. In the event that any of CHS, Growmark or MFA sell, assign, transfer or convey their respective ownership interests in NCRA, the transferee of such ownership interest (the "Successor") shall thereafter have the right to designate that number of Managers that were previously designated by CHS, Growmark or MFA, as applicable. Each Manager shall have one vote in all matters to come before the Board of Managers.

                  SECTION 6.4. INITIAL BOARD. The initial Board of Managers shall be comprised of the following individuals:

                               Robert W. Honse, as Farmland Representative;
                               Stanley A. Riemann, as Farmland Representative; John Johnson, as CHS Representative;
                               Leon Westbrock, as CHS Representative;
                               Dale H. Creach, as MFA Representative; and
                               D. William Davisson, as Growmark Representative.

                  SECTION 6.5. PLACE OF MEETINGS. Meetings of the Board of Managers shall be held at the Principal Office of the Company or at such other place as may be agreed by the members of such Board from time to time.

                  SECTION 6.6. SPECIAL MEETINGS. A special meeting of the Board of Managers may be called for any purpose or purposes at any time by the Chair or by any two Managers who shall demand such special meeting by written notice given to the Chair specifying the purposes of such meeting.


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                  SECTION 6.7. MEETINGS HELD UPON MANAGER DEMAND. Within five
(5) business days after the Chair receives a valid demand for a meeting of the Board of Managers from two Managers, it shall be the duty of the Chair to cause a special or regular meeting of Board of Managers, as the case may be, to be duly called and held on notice given no later than five (5) business days after receipt of such demand. If the Chair fails to cause such a meeting to be called and held as required by this Section 6.7, the Managers making the demand may call the meeting by giving notice as provided in Section 6.9 at the expense of the Company.

                  SECTION 6.8. ADJOURNMENTS. Any meeting of the Board of Managers may be adjourned from time to time to another date, time and place. If any meeting of the Board of Managers is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

                  SECTION 6.9. NOTICE OF MEETINGS. Unless otherwise required by law, written notice of each meeting of the Board of Managers, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five (5) days and not more than ninety (90) days prior to the meeting to every member of the Board of Managers. A member of the Board of Managers may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Managers. A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a member of the Board of Managers at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                  SECTION 6.10. QUORUM. A majority of the members of the Board of Managers constitutes a quorum for the transaction of business at each meeting of the Board of Managers.

                  SECTION 6.11. ABSENT MEMBERS. A member of the Board of Managers may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Managers. If such member is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the member has consented or objected.

                  SECTION 6.12. CONFERENCE COMMUNICATIONS. Any or all of the members of the Board of Managers may participate in any meeting of the Board of Managers by any means of communication through which such members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting,



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members of the Board of Managers participating pursuant to this Section 6.12 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

                  SECTION 6.13. REMOVAL; VACANCIES. Any member of the Board of Managers may be removed from office at any time, with or without cause, by the entity by whom such Manager was designated in accordance with Section 6.3 by giving notice of such removal to the Company. A vacancy among the Managers by death, resignation, removal or otherwise shall be filled by the designation of the entity by whom such Manager was designated in accordance with Section 6.3.

                  SECTION 6.14. ACTS OF MANAGERS. Except as otherwise provided herein, the Board of Managers shall take action by the affirmative vote of a majority of the total number of Managers, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

                  SECTION 6.15. WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Managers may be taken without a meeting if done in writing and signed by a number of the members of the Board of Managers, or committee members, whose approval would be sufficient to approve the action at a meeting at which all of the members of the Board of Managers were present.

                  SECTION 6.16. PROXIES. A member of the Board of Managers may cast or authorize the casting of a vote by filing a written appointment of a proxy with the Chair at or before the meeting at which the appointment is to be effective. The member may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

                  SECTION 6.17. VOTING. Each member of the Board of Managers entitled to vote at a meeting of the Board of Managers or entitled to express consent in writing to action without a meeting shall have one vote. All questions at a meeting shall be decided by a majority vote of the total number of Managers except where otherwise required by the Act or this Agreement.

                  SECTION 6.18. CERTAIN ACTIONS. The following actions shall require the approval or authorization of a Manager Supermajority:

                  (a) The approval of any Reorganization, any other merger, consolidation or sale of substantially all Company assets to which the Company or a Subsidiary is a party or the acquisition of another business by the Company;




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                  (b) The authorization or issuance of any additional Units;

                  (c) The purchase by the Company of any Unit or an agreement to do so; PROVIDED, HOWEVER, that the board member or members of the Board of Managers designated by the Member whose Units are subject to purchase, if such is the case, shall have no vote in such matter;

                  (d) The making of any distributions to the Members, except as permitted according to Section 13.1;

                  (e) The termination, assignment or material amendment of the Refinery Agreement;

                  (f) The approval of the transfer of Units by any Member;

                  (g) Recommendations to the Members to incur capital expenditures with respect to the Assets as described in Section 6 of the Refinery Agreement;

                  (h) The appointment or removal of the President of the Company;

                  (i) The commencement of any Reorganization or other proceedings or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or similar law;

                  (j) The execution by the TMP of a settlement agreement binding any Member without obtaining the written concurrence of the Member who would be bound by such agreement;

                  (k) The approval and adoption of a business plan for each fiscal year of the Company (other than the initial fiscal year of the Company) pursuant to Section 9.1 of the Refinery Agreement, and any material modifications to or deviations from such business plan;

                  (l) The disposition of any assets in excess of $250,000 other than in the ordinary course of business, except as authorized in the then current approved business plan;

                  (m) The entering into, or the amendment or modification of, any agreement between the Company and any Member, Manager or Named Officer (or any entity in which a Member, Manager or Named Officer has a financial interest); PROVIDED, HOWEVER, that any member of the Board Managers that is a party to, has a financial interest in a


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         party to, or was designated by a Member who is a party to, such agreement shall not be entitled to vote with respect to such matter;

                  (n) The determination of whether to repair or replace any Asset in excess of $2,000,000 in the event that such Asset is subject to a Casualty Occurrence (as that term is defined in Section 5.3 of the Refinery Agreement) as described in Section 5.3 of the Refinery Agreement.

                  SECTION 6.19. DISPUTES; GOVERNING LAW.

                  (a) Management Escalation. In the event that a dispute among the Members shall arise during the term of this Agreement regarding the interpretation of this Agreement, the Refinery Agreement or the Personnel Lease Agreement, the Board of Managers shall first make a good faith effort to promptly resolve such dispute. If the Board of Managers is unable to reach agreement with respect to such dispute within thirty (30) days, then the dispute shall be submitted to officers of Farmland, MFA, Growmark and CHS selected by such parties, or, if applicable, of the Successor or Successors thereof, who shall meet within thirty (30) days to attempt in good faith to resolve the dispute. If the above mentioned officers have not resolved the dispute within thirty (30) days of the submission of the dispute to such officers, then the dispute shall be resolved in accordance with the provisions of Sections 6.19(b).

                  (b) Mediation and Arbitration. In the event that the Members are unable to resolve any dispute pursuant to the provisions of Section 6.19(a) hereof, such dispute shall be submitted to non-binding mediation administered by the American Arbitration Association in accordance with its Commercial Mediation Rules. If the Member initiating the mediation is NCRA, the mediation shall take place in Kansas City, Missouri, and if the Member initiating the mediation is Farmland, the mediation shall take place in Wichita, Kansas. The Members shall share the expenses of the mediation on an equal basis. If such dispute is not resolved by non-binding mediation, the dispute shall be resolved by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (as modified hereby). If the Member initiating the arbitration proceeding is NCRA, the arbitration shall be conducted in Kansas City, Missouri, and if the Member initiating the arbitration proceeding is Farmland, the arbitration shall be conducted in Wichita, Kansas. Any award rendered in the arbitration proceeding shall be final and binding upon the Members and a judgment thereon may be entered in any court having competent jurisdiction. The Member initiating the arbitration shall request, and the American Arbitration Association shall: (i) appoint as the arbitrator a single retired trial judge in the state where the arbitration takes place who is familiar with the business conducted by the Company; (ii) direct the arbitrator to follow substantive rules of law and the Federal Rules of Evidence; (iii) allow the parties to conduct discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure (excluding confidential records of NCRA or Farmland that are not relevant to the issues being arbitrated) for a period not to exceed 60 days; (iv) require the testimony to be transcribed; and
(v) require the award to be accompanied by findings of fact and a statement of reasons for the decision. If a Member is determined to be liable in any dispute that is determined and/or settled by arbitration pursuant to this Section 6.19(b), then all costs and expenses, including reasonable attorney's fees and expert's fees, of all parties incurred with respect to such dispute shall be borne by the Member determined to be liable in respect of such dispute; PROVIDED, HOWEVER, that if complete liability is not assessed against only one member, the Members shall share the expenses in proportion to their respective amounts of liability so determined. In the event that no Member is determined to be liable in a dispute that is determined and/or settled by arbitration pursuant to this
Section 6.19(b), then the expenses of arbitration shall be shared equally by the parties unless otherwise decided by the arbitrator(s). The Members agree to continue performing their respective obligations under this Agreement while the dispute is being resolved, except to the extent such obligations are clearly the subject of the dispute. Notwithstanding any provision of this Section 6.19(b), any Member may seek injunctive relief from any judicial or administrative authority of competent jurisdiction to enjoin the other Member from breaching any provision of this Agreement, the Refinery Agreement or the Personnel Lease Agreement pending resolution of a dispute by mediation or arbitration pursuant to this Section 6.19(b).

                  (c) This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, which shall be the proper law of this Agreement notwithstanding any rules of conflict of laws therein contained under which any other law would be made applicable.

                  SECTION 6.20. COMPENSATION. Members of the Board of Managers shall not be compensated by the Company for serving in such capacity. The Company shall bear the expenses, if any, incurred by each Member's respective representatives in attending meetings of the Board of Managers.

                                  ARTICLE VII.
                                    OFFICERS

                  SECTION 7.1. NUMBER. The officers of the Company, all of whom shall be natural persons, shall consist of a Chair, a President, a Secretary and a Chief Financial Officer ("Named Officers"), and any other officers and agents as the Board of Managers by a majority vote of all Managers may designate from time to time upon recommendation of the President.
Any person may hold two or more offices.

                  SECTION 7.2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The President shall be elected by a vote of a Manager Supermajority and all other officers shall be elected by a vote of the majority of the Managers. All officers shall serve at the pleasure of the Board of Managers and shall hold office until their successors are elected and qualified, or until such office is eliminated by amendment of this Agreement, in the case of the Named Officers, or a vote of the Board of Managers, in the case of officers other than Named Officers. An officer who is a Manager shall hold office until the election and qualification of his or her successor even though he or she may cease to be a Manager.

                  SECTION 7.3. REMOVAL AND VACANCIES. Any officer may be removed from his or her office with or without cause upon a vote of the Board of Managers, subject to the provisions of Section 6.18. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal or otherwise shall be filled for the unexpired term by the Board of Managers, unless such office is eliminated or held vacant at the discretion of the Board of Managers.

                  SECTION 7.4. CHAIR. The Chair shall preside at all meetings of the Managers and shall have such other duties as may be prescribed, from time to time, by the Board of Managers. The Chair shall be a Manager and shall be elected by the Board of Managers.

                  SECTION 7.5. PRESIDENT.

                  (a) Day-to-Day Operations. The day-to-day operations and affairs of the Company shall be managed by a President. The Board of Managers delegates to the President the authority to oversee and supervise the Company's business. Except as otherwise provided in this Agreement, the President shall be authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company within the authority granted under the business plan then in effect. The President shall be responsible to the Board of Managers.

                  (b) General. The President shall be entitled to delegate such part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Company to one or more employees of the Company, who shall each have such duties and authority as shall be determined from time to time by the President or as may be set forth in any agreement between such employee and the Company.

                  (c) Election. The President shall be elected by the Board of Managers and shall receive such compensation as may be determined from time to time by the Board of Managers or as shall be set forth in any written agreement approved by the Board of Managers.

                  SECTION 7.6. SECRETARY. The Secretary shall be secretary of and shall attend all meetings of the Members and Board of Managers and shall record all proceedings of such meetings in the minute book of the Company. He or she shall give proper notice of meetings of Members and the Board of Managers. He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers.

                  SECTION 7.7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept accurate accounts of all moneys of the Company received or disbursed. He or she shall deposit or cause to be deposited all moneys, drafts and checks in the name of and to the credit of the Company in such banks and depositaries as the Board of Managers shall from time to time designate. He or she shall have power to endorse or cause to be endorsed for deposit or collection all notes, checks and drafts received by the Company. He or she shall disburse or cause to be disbursed the funds of the Company as ordered by the President, making proper vouchers therefor. He or she shall render to the Board of Managers whenever required an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company and shall perform such other duties as may from time to time be prescribed by the Board of Managers.

                  SECTION 7.8. DUTIES OF OTHER OFFICERS. The duties of such other officers and agents as the Board of Managers may designate shall be set forth in the resolution creating such office or agency or by subsequent resolution.

                  SECTION 7.9. COMPENSATION. The officers, agents and employees of the Company shall receive such compensation for their services as may be determined from time to time by the Board of Managers or as shall be set forth in a written agreement.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

                  SECTION 8.1. INDEMNIFICATION.

                  (a) To the fullest extent permitted by law, each Manager, Named Officer, officer and employee of the Company (individually, an "Indemnitee") shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company and by reason of the Indemnitee's status as a Manager, Named Officer, officer or employee of the Company regardless of whether the Indemnitee continues to be a Manager, Named Officer, officer or employee of the Company at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i) the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) the Indemnitee's conduct did not constitute intentional misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not involve a transaction from which the Manager, Named Officer, officer or employee of the Company derived an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of NOLO CONTENDERE, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses (i), (ii) or (iii) of this Section 8.1(a).

                  (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 8.1 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 8.1.

                  (c) The indemnification provided by this Section 8.1 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement, pursuant to any vote of the Managers, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnities.

                  (d) Any indemnification under this Section 8.1 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against any Member with respect to such indemnification.

                  (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 8.1(a).

                  (f) The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitees for any actions or omissions for which indemnification is permitted hereunder, including such types of insurance (including extended coverage liability and casualty and workers' compensation) as would be customary for any person engaged in a similar business, and may name the Indemnitees as additional insured parties thereunder.

                  SECTION 8.2. INDEMNIFICATION PROCEDURES; SURVIVAL.

                  (a) Promptly after receipt by an Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 8.1, the Indemnitee shall notify the Company in writing within thirty (30) days thereafter; PROVIDED, HOWEVER, that any omission so to notify the Company will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company) nor from any other liability that it may have to any Indemnitee. The Company shall have the right to assume sole and exclusive control of the defense of any claim for indemnification pursuant to Section 8.1, including the choice and direction of any legal counsel.

                  (b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that to the extent more than one Indemnitee is entitled to employ separate counsel at the Company's expense pursuant to clause (iii) above, the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless but only to the extent the Indemnitees have actual or potential differing interests with each other.

                  (c) The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (d) The indemnification obligations set forth in Section 8.1 and this Section 8.2 shall survive the termination of this Agreement.

                                   ARTICLE IX.
                                    TRANSFERS

                  SECTION 9.1. REGISTRATION, TRANSFER AND EXCHANGE.

                  (a) The Company shall keep at the Principal Office a register in which shall be entered the names and addresses of the Members, the number of Units owned by each Member and all Transfers of outstanding Units.

                  (b) Subject to this Article IX, each Unit, whether originally or in substitution for, or upon transfer, exchange or other issuance of any Unit shall be registered in the register on the effective date of the Transfer, exchange or other issuance of such Unit; PROVIDED, HOWEVER, that no registration of any Transfer not made in compliance with this Article IX shall be made in the register.

                  (c) Transfer of Units on the books of the Company may be authorized only by the person or persons in whose name Units are registered on the books of the Company named in the certificate, such person's legal representative or such person's duly authorized attorney-in-fact.

                  SECTION 9.2. RESTRICTION ON TRANSFERS. In addition to any restrictions imposed by the federal securities laws and any applicable state securities or "blue-sky" laws, no Member may sell, assign, pledge, transfer, convey or otherwise dispose of (including through any merger, share exchange or consolidation) (collectively, "Transfer") all or any part of any Unit, whether for consideration or not, to any Person who is not a Member at the time of such Transfer. No recipient of such Transfer to a Person other than a Member (each such nonMember recipient, a "Transferee") shall have any rights in the Company or be or have any rights as a Member with respect to all or any part of any such Unit attempted to be Transferred, and any such attempted Transfer of all or any part of a Unit shall be entirely null and void, unless the Board of Managers by vote of a Manager Supermajority consents to the Transfer and the admission of such Transferee as a Member if such Transfer is to a Person, other than the Company, who is not then a Member. The appropriate Company records and any certificates representing the Units shall be noted to prevent any Transfers in violation of this Section 9.2. Notwithstanding anything to the contrary contained in this Section 9.2, in the event that the proposed merger between Farmland and CHS is consummated, Farmland shall have the right to transfer all or any part of its Units to the resulting merged entity, and such merged entity shall, automatically upon such transfer, be admitted as a Member and have all the rights of a Member with respect to such transferred Units, including, but not limited to, rights of appointment to the Board of Managers. Further, in the event that CHS, Growmark or MFA transfers its respective interest in NCRA to a Person other than a corporation doing business as a cooperative or effects such transfer without the prior written consent of Farmland, the successor to the transferee's interest shall have no right to appoint a Manager to the Board of Managers pursuant to Section 6.3 of this Agreement.

                  SECTION 9.3. TRANSFER BY LEGAL PROCESS. Upon any involuntary Transfer of all or any portion of the Units of a Member pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree, bankruptcy or other legal process (or by operation of law resulting from the death, disability, liquidation, dissolution or winding-up of a Member), such Member shall cease to be a Member, but any successor in title to the transferred Units shall have no right to become a Member or vote in any Company matters unless admitted as a Member by affirmative vote of a Manager Supermajority, subject to the provisions of Section 9.4. If such successor does not become a Member, such successor shall be merely an assignee within the meaning of Section 18-702(b) of the Act.

                  SECTION 9.4. CONDITIONS TO PERMITTED TRANSFERS. No Transfer otherwise permitted by any provisions of this Agreement shall be valid unless and until the following conditions are satisfied (any of which may be waived by the Board of Managers in its discretion):

                  (a) The transferor and Transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and confirm the agreement of the Transferee to be bound by the provisions of this Agreement; PROVIDED, HOWEVER, that in the case of a Transfer of Units at death or involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel of the Company.

                  (b) Except in the case of a Transfer of Units involuntarily by operation of law in which case no opinion of counsel is required, the transferor shall furnish to the Company an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, to the effect that:

                           (i) The Transfer will not cause the Company to terminate for federal income tax purposes under Section 708 of the Code;

                           (ii) The Transfer is either exempt from all applicable registration requirements and such Transfer will not violate any applicable federal and state laws regulating the Transfer of securities, or the Company Units to be transferred are duly and properly registered under all applicable federal and state securities laws; and

                           (iii) The Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

                  (c) The transferor and Transferee shall furnish the Company with the Transferee's taxpayer identification number, sufficient information to determine the Transferee's initial tax basis in the Units transferred and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

                  SECTION 9.5. WITHDRAWAL. No Member shall be entitled to withdraw from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV hereof without the unanimous consent of the other Members of the Company.

                                   ARTICLE X.
                  BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

                  SECTION 10.1. BOOKS; PLACE; ACCESS. The Chief Financial Officer shall maintain books of account on behalf of the Company at the Principal Office or such other place as may be designated by the Board of Managers. The Chief Financial Officer shall account for all inventories on the books and records of the Company using the LIFO method of accounting, as such term is understood according to generally accepted accounting principles. All Members shall at all reasonable times have access to and the right to inspect the books and records of the Company.

                  SECTION 10.2. FINANCIAL INFORMATION. The Chief Financial Officer shall cause to be prepared and delivered to each of the Members summary financial information with respect to each of the first eleven months of each Fiscal Year. Such monthly financial information shall be provided to the Members not later than twenty (20) days following the end of each month of the Fiscal Year. The Chief Financial Officer also shall cause to be prepared and delivered to each of the Members an annual financial report that shall describe in reasonable detail the financial and business activities of the Company and include the financial statements of the Company for the previous Fiscal Year. Such annual financial report shall be provided to the Members not later than one hundred twenty (120) days following each Fiscal Year-end and shall be audited by a nationally recognized public accounting firm.

                  SECTION 10.3. TAX INFORMATION. Within one hundred twenty (120) days after the close of each Fiscal Year, all necessary tax information shall be transmitted to all Members.

                  SECTION 10.4. TAX ELECTIONS. All elections required or permitted to be made by the Company under the Code, shall be made by the TMP. In the event of a transfer of all or part of the Membership Interest of any Member, the Company may, by vote of a Manager Supermajority, elect pursuant to Section 754 of the Code to adjust the basis of the assets of the Company.

                  SECTION 10.5. TAX MATTERS PARTNER. For as long as the TMP is a Member, the TMP shall act as the tax matters partner, as such term is defined in
Section 6231(a)(7) of the Code, and the TMP is hereby authorized to and shall represent the Company in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings. The Members and the TMP shall use all reasonable efforts to comply with the responsibilities outlined in the Tax Matters Exhibit and in Sections 6222 through 6231 of the Code (including any Treasury Regulations thereunder and any successor or amendatory provisions thereto for which a tax matters partner is designated).

                                   ARTICLE XI.
                                     CAPITAL

                  SECTION 11.1. INITIAL CAPITAL CONTRIBUTIONS. On the date of the execution of this Agreement, the Members shall make the Capital Contributions or contributions of inventory that reflect the ownership interest indicated opposite their respective names on Schedule A.

                  SECTION 11.2. NO RIGHT TO RETURN OF CONTRIBUTION. No Member shall have the right to the withdrawal or to the return of his, her or its Capital Contribution, except upon the dissolution and liquidation of the Company pursuant to Article XIV.

                  SECTION 11.3. ADDITIONAL CAPITAL CONTRIBUTIONS. In the event that the Members unanimously determine that additional contributions to the capital of the Company are necessary to the conduct of the Company's activities, each of the Members shall promptly make a cash contribution to the capital of the Company equal to his share (determined in proportion to the number of Units held by each Member) of such additional funds, which contribution shall constitute a Capital Contribution. If one Member fails to contribute its share of such funds to the Company, then (i) the funds advanced by the other Members shall be regarded as a loan in accordance with Section 11.4, and (ii) in the event that such failure is not cured within thirty (30) days after the date upon which such capital contribution was to be made pursuant to the determination of the Members, each of such other Members shall have the right to cause the dissolution of the Company upon giving thirty (30) days' notice to the other Members. Members shall be required to contribute in proportion to the number of Units held in the event that the Company is unable to meet any obligation arising from environmental liabilities under the Refinery Agreement.

                  SECTION 11.4. LOANS TO THE COMPANY; NO INTEREST ON CAPITAL; LOANS TO MEMBERS.
                  (a) The Members may, but are not obligated to, make loans to the Company from time to time, as authorized by the Board of Managers in accordance with Section 6.18(m). Any such loans shall not be treated as Capital Contributions to the Company for any purpose hereunder nor entitle such Member to any increase in its share of the Profits and Losses and cash distributions of the Company, but the Company shall be obligated to such Member for the amount of any such loans pursuant to the terms thereof, as the same are determined by the Board of Managers and such Member. The outstanding amount of any loans made by a Member to the Company shall accrue interest at the applicable semi-annual, short-term federal interest rate on the date of such loan, which interest shall be payable at such times as shall be determined by the Board of Managers and such Member. All scheduled principal and interest payments with respect to any loans from a Member to the Company pursuant to this Section 11.4 shall be repaid prior to any distributions to any Members pursuant to Sections 13.1, 13.2 or 14.3(d). No interest shall be paid on any Capital Contribution to the Company or on any balance in any Capital Account.

                  (b) The Company may extend loans to Members according to terms and conditions approved by the Board of Managers in accordance with Section 6.18(m).

                  SECTION 11.5. CREDITOR'S INTEREST IN THE COMPANY. No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

                  SECTION 11.6. LIABILITY OF MEMBERS. Except as otherwise provided in the Act, no Member, as such, shall have any personal liability whatsoever for the debts, liabilities, contracts or other obligations of the Company, for any of the Company's losses or for the acts or omissions of any other Member, Manager or employee of the Company beyond, with respect to a Member, such Member's Capital Contribution and, solely to the extent and for the period required by applicable law, the amount of such Member's Capital Contribution which is returned to it. Each Unit, on issuance, shall be fully paid and, except as set forth in Section 11.3, not subject to assessment for additional Capital Contributions. No Member shall be required to lend any funds to the Company as a condition to admission or continued membership of such Member in the Company. It is the intent of the Members that (i) no distribution to any Member (other than a distribution upon the dissolution and liquidation of the Company) shall be deemed a withdrawal of capital, even if such distribution represents, for Federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Company's income, and (ii) no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Company to a Member constitutes a withdrawal of capital, any obligation under applicable law to return the same or any portion thereof to or for the account of the Company or its creditors shall be the obligation of such Member.

                  SECTION 11.7. CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained by the Company for each Member as described in the Tax Matters Exhibit.

                  SECTION 11.8. NCRA LEASE ADJUSTMENTS. NCRA shall remain responsible for all lease, residual and other payments (excluding operating, maintenance and repair payments) under all applicable leases thereof and incur all expenses necessary to allow the Company the continued use of the leased assets listed on Schedule B hereto (the "Leased Assets") during and beyond terms of all such leases (the "Lease Expenses"). Within thirty (30) days of delivery of proof of payment of any of the Lease Expenses (other than any residual payments or other payments made to purchase the Leased Assets), the Company shall reimburse NCRA for 100% of all such Lease Expenses (such reimbursement, the "Lease Reimbursement"); PROVIDED, HOWEVER, that NCRA shall upon receipt of any Lease Reimbursement direct a portion of such Lease Reimbursement to all Members in proportion to the Members' respective ownership interests indicated opposite their respective names on Schedule A. Any other assets under lease shall be handled in like manner.

                                  ARTICLE XII.
                        ALLOCATION OF PROFITS AND LOSSES

                  SECTION 12.1. ALLOCATION OF PROFITS AND LOSSES. After giving effect to the special allocations set forth in Sections 12.3, 12.4 and 12.5 hereof, and subject to Section 12.2 hereof, all Profits and Losses shall be allocated to each of the Members in proportion to their respective Units.

                  SECTION 12.2. LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Section 12.1 above, Losses allocated pursuant to Section 12.1 shall not exceed the maximum amount of Losses that can be so allocated without causing a Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event one of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to Section 12.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(D) of the Regulations. All Losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

                  SECTION 12.3. REGULATORY ALLOCATIONS. Notwithstanding anything to the contrary contained in Section 12.1 or 12.2 or elsewhere in this Agreement, it is the intention of the Members that Profits and Losses be allocated in accordance with the "partnership minimum gain chargeback" (Treasury Regulations Sections 1.704-2(f) and 1.704-2(g)(2)), "partner minimum gain chargeback" (Treasury Regulations Sections 1.704-2(f)(5), 1.704-2(i)(4), 1.704-2(i)(5) and 1.704-2(j)(2)), "qualified income offset" and "alternate test for economic effect" (Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), "partnership nonrecourse deductions" (Treasury Regulations Section 1.704-2(b)(1)) and "partner non-recourse deductions" (Treasury Regulations
Section 1.704-2(i)(1)) provisions of Treasury Regulations Section 1.704-1(b) and
Section 1.704-2 and any successor regulations (collectively, the "Regulatory Allocations") and, to the extent any provisions of this Agreement do not comply therewith, the Members desire and intend that such provisions be modified or stricken in such respects as are necessary in order to cause compliance therewith. The Regulatory Allocations that shall govern this Agreement are set forth in the Tax Matters Exhibit.

                  SECTION 12.4. TAX ALLOCATIONS: SECTION 704(C) OF THE CODE. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value, in the same manner as such variations are treated under Section 704(c) of the Code. Any elections or other decisions related to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 12.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any

Member's Capital Account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

                  SECTION 12.5. SPECIAL ALLOCATIONS. The Company shall allocate to Farmland as income or loss, as the case may be, an amount equal to 73.72% of the amount of NCRA's share of all net income or loss of those NCRA subsidiaries listed on Schedule C hereto. Such allocations shall not be limited to the net income of the Company and, notwithstanding the provisions of Sections 12.2 and
12.3 hereof, may create an Adjusted Capital Account Deficit to the extent of such allocation.

                  SECTION 12.6. OTHER ALLOCATION RULES. In the event of any changes in Units during a Fiscal Year, all Profits and Losses from operations of the Company during such Fiscal Year, using such methods of accounting for depreciation and other items as the Board of Managers determines to use for federal income tax purposes, shall be allocated to each Member based on its varying interest in the Company during such operating year in accordance with
Section 706 of the Code. The Board of Managers shall determine in accordance with Section 706 of the Code whether to prorate items of income and deduction according to the portion of the Fiscal Year for which a Member held Units or whether to close the books on an interim basis and divide such operating year into two or more segments. All tax credits shall be allocated among the Members in accordance with applicable law.

                                  ARTICLE XIII.
                                  DISTRIBUTIONS

                  SECTION 13.1. DISTRIBUTIONS. The Board of Managers shall, unless otherwise prohibited by vote of a Manager Supermajority and provided the Company has Net Cash Flow (i) distribute monthly one percent (1%) of the gross revenue received from sales to Members of gasoline and distillate, to the Members in proportion to such Member's ownership interest in the Company, (ii) distribute to Farmland, to the extent of any undistributed special income allocation under Section 12.5, an amount equal to 73.72% of the cash received by NCRA as a result of its ownership interest in the NCRA subsidiaries listed on Schedule C, such distribution to be made promptly following NCRA's receipt of such cash, and (iii) distribute to NCRA, to the extent not previously distributed under this clause (iii), an amount equal to 73.72% of the cash invested by NCRA in such NCRA subsidiaries to cover net losses of such NCRA subsidiaries, such distribution to be made promptly following such investment by NCRA. After taking into account the distributions described in clauses (i) through (iii) of this Section 13.1, the Board of Managers may distribute Net Cash Flow to the Members at such times and in such amounts as it may determine by vote of a Manager Supermajority. All distributions of Net Cash Flow shall be distributed to the Members in proportion to such Members' respective ownership interests in the Company.

                  SECTION 13.2. LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary in this Article XIII:

                  (a) All distributions made in connection with the liquidation and winding up of the Company shall be made in the manner provided in Section
14.3 hereof.

                  (b) No distribution shall be made that would result in a violation of Section 18-607 of the Act.

                  SECTION 13.3. SETOFF. All distributions to a Member made pursuant to Section 13.1 shall be subject to setoff by the Company for any past due obligations of such Member (or its predecessor in interest) to the Company.

                                  ARTICLE XIV.
                           DISSOLUTION AND LIQUIDATION

                  SECTION 14.1. EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of any of the following events:

                  (a) The sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

                  (b) The written agreement of a Manager Supermajority;

                  (c) The entry of a decree of judicial dissolution under
Section 18-802 of the Act;

                  (d) Upon notice given by a Member to the other Members pursuant to Section 11.3 in the event of a failure of a Member to make a required capital contribution; PROVIDED, HOWEVER, that the Company shall be dissolved on the date specified in such notice, which date shall be at least thirty (30) days after the date of such notice; or

                  (e) The termination or expiration of the Refinery Agreement.

                  SECTION 14.2. CONTINUATION OF BUSINESS. Upon the expulsion, bankruptcy, retirement, resignation or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company as provided in Section 18-801 of the Act, the Company shall not be dissolved and its business shall continue.

                  SECTION 14.3. LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of the events set forth in Section 14.1, the Company shall be liquidated and the Managers (or other person or persons designated by a decree of court) shall wind up the affairs of the Company. The Managers or other persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

                  (a) To the payment of all debts and liabilities of the Company in the order of priority as provided by law (other than outstanding loans from a Member);

                  (b) To the establishment of any reserves deemed necessary by the Managers or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

                  (c) To the repayment of any outstanding loans from a Member to the Company;

                  (d) To the Members in proportion to and to the extent of their respective Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods; and

                  (e) The balance, if any, to the Members pro rata in accordance with the number of Units owned by each Member.

                  SECTION 14.4. COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. In the event the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIV to the Members who have positive Capital Account balances in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if a Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years), such Member shall have no obligation to contribute to the capital of the Company and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

                                   ARTICLE XV.
                                    AMENDMENT

                  The Certificate of Formation and this Agreement may be amended by a unanimous vote of the Managers; PROVIDED, HOWEVER, that the Managers may not amend this Agreement to modify the requirement that the unanimous agreement of the Members be obtained in order to require additional contributions to the capital of the Company.

                                  ARTICLE XVI.
                   REPRESENTATIONS, WARRANTIES OF THE MEMBERS

                  SECTION 16.1. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS. Each of the Members represents and warrants as of the date of this Agreement to each of the other Members and the Company as follows:

                  (a) The Units being acquired by such Member are being purchased for such Member's own account and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Such Member understands that such Units have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements thereof and that the reliance of the Company and others upon such exemptions is predicated in part by the representations and warranties of such Member contained herein.

                  (b) Such Member has the requisite power and authority (whether corporate or otherwise) and legal capacity to enter into, and to carry out its obligations under, this Agreement.

                  (c) The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary action on the part of such Member.

                  (d) This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding obligation enforceable against such Member in accordance with its terms.

                  (e) Such Member is not subject to, or obligated under, any provision of (i) any agreement, arrangement or understanding, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of such Member's assets would be created, by such Member's execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such agreements as to which a Member has previously obtained the consent of the other party or parties thereto.

                  (f) No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court, third party or authority is necessary on such Member's part, which has not previously been obtained by such Member for the consummation of the transactions contemplated by this Agreement.

                  (g) No person or entity has or will have, as a result of any act or omission by such Member any right, interest or valid claim against the Company or any other Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                  (h) Such Member has, and will transfer to the Company, good and marketable title to the assets being contributed to the Company by such Member pursuant to the provisions of Section 11.1, free and clear of all liens, pledges, charges, claims, leases, restrictions, obligations and encumbrances of any nature whatsoever.

                                  ARTICLE XVII.
                            MISCELLANEOUS PROVISIONS

                  SECTION 17.1. ADDITIONAL ACTIONS AND DOCUMENTS. Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

                  SECTION 17.2. NOTICE. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed, if to the Company, to the Principal Office of the Company set forth in Section 1.2 hereof or to such other address as the Company shall notify the Members in writing; and if to the Members, to their respective addresses set forth in Schedule A hereof or to such other address as any such Member may hereafter designate by notice in writing to the Chair and Company. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

                  SECTION 17.3. SEVERABILITY. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

                  SECTION 17.4. SURVIVAL. It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

                  SECTION 17.5. WAIVERS; EXERCISE OF RIGHTS. Neither the waiver by a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure or delay on the part of a Member or the Company in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the Company would otherwise have at law or in equity or otherwise.

                  SECTION 17.6. BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns.

                  SECTION 17.7. LIMITATION ON BENEFITS OF THIS AGREEMENT. It is the explicit intention of the Members that no person or entity other than the Members and the Company is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the Company, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective heirs, legal representatives, successors and assigns as permitted hereunder) and the Company; PROVIDED, HOWEVER, that the Indemnitees shall, as intended third-party beneficiaries thereof, be entitled to the enforcement of Sections 8.1 and 8.2 hereof, but only as insofar as the obligations sought to be enforced thereunder are those of the Company.

                  SECTION 17.8. WAIVER OF PARTITION. The Members agree that the assets of the Company are not and will not be suitable for partition. The Members hereby waive any right of partition or any right to take any action that otherwise might be available to them for the purpose of severing their relationship with the Company or interest in assets held by the Company from the interest of the other Members.

                  SECTION 17.9. ENTIRE AGREEMENT. This Agreement, together with the Refinery Agreement and the Personnel Lease Agreement, contains the entire agreement among the Members with respect to the matters contained herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                  SECTION 17.10. PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the antecedent may require.

                  SECTION 17.11. HEADINGS. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  SECTION 17.12. EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  SECTION 17.13. LIMITATION OF MEMBER LIABILITIES. The aggregate of any and all liabilities and obligations of any Member to any other Member or Members or the Company under this Agreement, the Refinery Agreement an the Personnel Lease Agreement shall in no event exceed $150 million per Member.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                FARMLAND INDUSTRIES, INC.


                                By: John W. Fuehring
                                   ---------------------------------------------
                                  Name: John W. Fuehring
                                       -----------------------------------------
                                  Title: Controller - Crop Production
                                        ----------------------------------------



                                NATIONAL COOPERATIVE REFINERY ASSOCIATION


                                By: James S. Loving
                                   ---------------------------------------------
                                  Name: James S. Loving
                                       -----------------------------------------
                                  Title: President
                                        ----------------------------------------

Exhibit 1



                            CERTIFICATE OF FORMATION
                                       OF
                            COOPERATIVE REFINING, LLC


                  This Certificate of Formation of Cooperative Refining, LLC (the "Company") is executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

                  1. The name of the Company is Cooperative Refining, LLC.

                  2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 6th day of August, 1999.


                                    /s/ Theodore D. Herzog
                                    -------------------------------------------
                                    Theodore D. Herzog

                                    Authorized Person

Exhibit 2

                               TAX MATTERS EXHIBIT

                  SECTION 1. CAPITAL ACCOUNT MAINTENANCE. It is intended that the Capital Account of each Member will be maintained in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b)(2)(iv) and the provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent therewith. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the TMP may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XIII hereof. In general, the Capital Account of each Member shall be initially credited with the amount of such Member's initial Capital Contribution. The Capital Account of each Member shall further be credited by the amount of any additional Capital Contribution made by such Member from time to time, shall be debited by the amount of any cash distributions made by the Company or the fair market value of any property distributed in kind to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treasury Regulations Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's Capital Account. The Members may, at their option, increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company's books at the times when, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Treasury Regulation, including allocating taxable items, as computed for book purposes, to the Capital Accounts as prescribed in such Treasury Regulation, with appropriate adjustments as contemplated by Section 12.4 of the Agreement. In the case of the transfer of all or a part of an interest in the Company, the Capital Account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treasury Regulations Section 1.704-1(b)(2)(iv) shall govern adjustments to the Capital Accounts. If there are any adjustments to Company property as a result of Sections 732, 734 or 743 of the Code, the Capital Accounts of the Members shall be adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                  SECTION 2. ADJUSTMENTS TO PROFITS AND LOSSES. In the determination of Profits and Losses with respect to any period, the Company's taxable income or loss for such period shall be adjusted as follows:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to sub paragraphs (ii) or (iii) under the definition "Gross Asset Value" below, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                  (iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

                  (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses;

                  (vii) Notwithstanding any other provision of this paragraph, any items which are specially allocated pursuant to Section 3 hereof shall not be taken into account in computing Profits and Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

                  SECTION 3. REGULATORY ALLOCATIONS. The following Regulatory Allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)) determined in accordance with Treasury Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Paragraph (a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treasury Regulations Section 1.704-2(i)(2) and determined pursuant to Treasury Regulations Section 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treasury Regulations Section 1.704-2(b)(4), during any Company Fiscal Year, each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treasury Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This Paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's Capital Account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this Paragraph (c) were not in this Agreement, such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this Paragraph (c) shall meet the requirement that this Agreement contain a "qualified income offset" as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

                  (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph (d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if Paragraph (c) and this Paragraph (d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(b)(1), for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Units.

                  (f) Member Nonrecourse Deductions. Any Member nonrecourse deductions, within the meaning of Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2), for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

                  (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

                  The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of this Exhibit or Article XII (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section 12.2. In exercising their discretion under this paragraph, the Board of Managers shall take into account future Regulatory Allocations under Sections Paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Paragraphs (e) and (f).

                  SECTION 4. TAX MATTERS PARTNER.

                  (a) TMP Notices. Each Member shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as the TMP may reasonably request to permit the TMP to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members in accordance with Section 6223 of the Code. The TMP shall keep each Member informed of those administrative and judicial proceedings for the adjustment at the Company level of Company items required by Section 6223(g) of the Code and the Treasury Regulations thereunder, and such other matters as the TMP, in its sole discretion, deems appropriate.

                  (b) Inconsistent Tax Treatment. Each Member shall notify the TMP in the event its treatment of any Company item on its federal income tax return is inconsistent with the treatment of that item on any return filed by or in any records of the Company within thirty (30) days of the date such Member's return is filed.

                  (c) Requests for Tax Adjustments. No Member shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of limited liability company items for any Company taxable year without first notifying each other Member. If each other Member agrees with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Company. If unanimous consent of the Members is not obtained within thirty (30) days, or within the period required to file timely the request for administrative adjustment, if shorter, any Member, including the TMP (on behalf of the Company), may file a request for administrative adjustment on its own behalf.

                  (d) Tax Proceedings. The TMP, in its sole discretion, shall negotiate with the Internal Revenue Service on behalf of the Company during all aspects of the tax proceeding, including without limitation the examination, appeals and litigation process. Any Member who intends to file a petition under Sections 6226, 6228, or other sections of the Code with respect to any Company item, or other tax matters involving the Company, shall give reasonable notice to each of the other Members of such intention and the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition, the TMP, in its sole discretion, shall choose the forum in which such petition will be filed. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this paragraph (d) of Section 4, such Member shall notify each of the other Members of such intended action. In accordance with its duty to act in good faith, the TMP may choose to pursue or forego settlement, litigation or any other proceedings.

                  (e) Tax Settlements. The TMP may bind a Member to a settlement agreement without obtaining the written concurrence of such Member who would be bound by such agreement only upon the approval of such settlement agreement by vote of a Manager Supermajority. Any Member who enters into a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the Members of such settlement agreement and its terms within ninety (90) days from the date of settlement.

                  (f) TMP Expenditures, Fees and Indemnification. The TMP may engage such legal counsel, certified public accountants, or others (including, without limitation, experts) on behalf of the Company as it may determine to be necessary and appropriate. Any other Member may engage other legal counsel, certified public accountants, or others on such other Member's own behalf and at such other Member's sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others (including, without limitation, experts) that the TMP incurs on behalf of the Company in connection with any audit, assessment, litigation, or other proceeding regarding any partnership item, shall constitute expenses of the Company. In the event that the Company does not have adequate cash or other assets to pay such items of expense, the TMP shall not be obligated to make capital contributions or loans to fund such expenses, and the TMP shall be free to resign as the tax matters partner of the Company pursuant to Section 4(g) hereof. The Company shall indemnify the TMP pursuant to Article VIII hereof.

                  (g) Resignation of TMP. The TMP may resign as tax matters partner at any time upon the filing of a signed statement with the Internal Revenue Service in accordance with Temp. Treas. Reg. ss. 301.6231(a)(7)-1T(i) (or any successor provision thereto). The successor tax matters partner shall be determined pursuant to Temp. Treas. Reg. ss.ss. 301.6231(a)(7)-1T (or any successor provision thereto).

                  (h) Survival of TMP Provisions. The provisions of this Section 4, including without limitation the obligation to pay fees and expenses and the indemnification obligations described in Section 4 hereof, shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Company for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury or any state taxing authority any and all matters regarding the federal or state income taxation of the Company for the applicable tax year(s).

                  SECTION 5. DEFINITIONS.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items describe in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

                  "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

                   "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the other Member;

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as determined by the Members, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED, HOWEVER, that adjustments pursuant to clauses (a) and (b) above shall be made only if the TMP reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value (taking into account Section 7701(g) of the Code) of such asset on the date of distribution as determined by the distributee and the other Member; and

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent the Members determine that an adjustment pursuant to paragraph (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii), or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing income, gains, profits and losses of the Company.

                                   SCHEDULE A
                      MEMBERS OF COOPERATIVE REFINING, LLC


Name and Address of
Member                                                                  Units
------                                                                  -----

Farmland Industries, Inc.                                              42,435

NCRA                                                                   57,565

                                   SCHEDULE B
                                  LEASED ASSETS


As enumerated in the Operating Lease between NCRA and General Electric dated October 12, 1983:

                           Coker Unit Revamp Equipment


As enumerated in the Operating Lease between NCRA and Beatrice dated August 1, 1984:

                            Sour Crude Unit Equipment
                          Sour Water Stripper Equipment
                           Kerley ATS Plant Equipment
                              Amine Unit Equipment
                          Diesel Hydrotreater Equipment

                                   SCHEDULE C
                                NCRA SUBSIDIARIES


Clear Creek Transportation, LLC
Jayhawk Pipeline, L.L.C.
Kaw Pipeline Company
Osage Pipeline Company